UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

Dataram Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective June 26, 2017, U.S. Gold Corp. (the “Company”) changed its legal corporate name to “U.S. Gold Corp.” from “Dataram Corporation”. The Company effectuated the name change through a short-form merger pursuant to Section 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. A copy of the Articles of Merger effecting the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1.

In connection with the name change, effective June 26, 2017, the Company changed its ticker symbol to “USAU” from “DRAM”.

Item 7.01 Regulation FD Disclosure.

On June 26, 2017, the Company issued a press release with respect to the name and symbol change.

A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada effective as of June 26, 2017
99.1	Press release dated June 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: June 26, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer